Exhibit 99.1


                           Joint Filing Agreement

         In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the common shares, par value $0.01, of Prime Group Realty Trust, and further agree to the filing of this Agreement as an exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13D.

           Dated:  November 27, 2001

                                  CADIM INC.




                                   By:  /s/  Richard Dansereau
                                   Name:     Richard Dansereau
                                   Title:    Vice-President, Investments


                                   By:  /s/  Line Lefebvre
                                   Name:     Line Lefebvre
                                   Title:    Vice-President, Finance and
                                             Administrator

                                   CADIM ACQUISITION, LLC

                                   By: Cadim Holdings U.S. Inc., its sole member



                                   By:  /s/  Richard Dansereau
                                   Name:     Richard Dansereau
                                   Title:    Vice-President


                                   By:  /s/  Line Lefebvre
                                   Name:     Line Lefebvre
                                   Title:    Vice-President